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                                                                     EXHIBIT 4.2


Number                                                                    Shares
------                                                                    ------


                             CABLETRON SYSTEMS, INC.

              Series C Convertible Preferred Stock, $1.00 Par Value

       SEE REVERSE SIDE FOR RESTRICTIONS ON TRANSFER AND CLASSES OF STOCK

         This certifies that _________________ is the owner of _____________
shares, fully paid and non-assessable, of the Series C Convertible Preferred Stock of CABLETRON SYSTEMS, INC., a Delaware corporation, transferable only on the books of the corporation by the holder hereof in person or by attorney upon surrender of this certificate properly endorsed.

         This certificate and the shares represented hereby are subject to the General Corporation Law of the State of Delaware and to the Certificate of Incorporation and the By-laws of the corporation, in each case as from time to time amended.

         IN WITNESS WHEREOF, CABLETRON SYSTEMS, INC. has caused this certificate to be signed by its duly authorized officers and its corporate seal to be hereto affixed this _______ day of ___________, 2000.



-----------------------------                  --------------------------------
Any one of Chairman,                           Any one of Treasurer,
Vice Chairman, President or Vice               Assistant Treasurer, Secretary or

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President                                      Assistant Secretary


                                     [SEAL]


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                            RESTRICTIONS ON TRANSFER

         The Securities represented hereby have not been registered under the Securities Act of 1933, As Amended (the "Act"), and may not be offered, sold or otherwise transferred, assigned, pledged or hypothecated unless and until registered under the Act or unless the Corporation has received an opinion of counsel satisfactory to the Corporation and its counsel that such registration is not required.

         The holder of the securities represented by this certificate is subject to certain obligations contained in an Escrow Agreement dated as of October __, 2000, a copy of which is available for inspection at the principal office of the issuer hereof, and will be furnished without charge to the holder of such securities upon written request.


                                   ASSIGNMENT

         For value received, the undersigned hereby sells, assigns and transfers to ___________________________ ______________________ shares of the capital stock represented by this certificate, and does hereby irrevocably constitute and appoint _____________________________ attorney to transfer such stock on the books with full power of substitution in the premises.

Dated _________________

                                                   Signature of registered owner
                                                   corresponding exactly to the
                                                   name of such owner as written
                                                   on the face of this
                                                   certificate.